UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2023

FRANKLIN BSP CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-01360	85-2950084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4920 New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-6700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 23, 2023, the Company held its annual meeting of stockholders (the “Annual Meeting”) and submitted two matters to the vote of stockholders. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2023. As of April 10, 2023, the record date, approximately 25,416,496 shares of Common Stock were eligible to vote. A summary of the matters voted upon by the stockholders is set forth below.

Proposal 1. The Company’s stockholders elected two Class III directors of the Company, Ronald J. Kramer and Leslie D. Michelson, each to serve as a director until the 2026 Annual Meeting and until his successor is duly elected and qualifies.

The following votes were taken in connection with this proposal:

Election of Director Ronald J. Kramer:

Votes For	Votes Against	Abstain
12,630,136	108,294	718,564

Election of Director Leslie D. Michelson:

Votes For	Votes Against	Abstain
12,627,132	115,902	713,960

Proposal 2. The proposal to ratify the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was approved.

The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstain
13,111,166	90,278	255,550

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BSP CAPITAL CORPORATION

Date: June 28, 2023	By:	/s/ Nina K. Baryski
	Name:	Nina K. Baryski
	Title:	Chief Financial Officer and Treasurer